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                                                                    EXHIBIT 10.5
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                                    July 1997





                           AMKOR/ANAM PILIPINAS, INC.
                                   as Borrower



                                       and




                            ANAM INDUSTRIAL CO. LTD.
                                  as Guarantor

                                      and

                           THE KOREA DEVELOPMENT BANK
                                    as Lender



                           ---------------------------

                            US$55,000,000 BRIDGE LOAN
                                    AGREEMENT

                           ---------------------------

                                   FRESHFIELDS
                                   12th Floor
                               Two Exchange Square
                                    Hong Kong


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                                TABLE OF CONTENTS



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                                                                                   PAGE
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
 1.  INTERPRETATION...................................................................1

 2.  THE FACILITY.....................................................................5

 3.  CONDITIONS PRECEDENT.............................................................5

 4.  DRAWDOWN ........................................................................5

 5.  REPAYMENT ON MATURITY OR DEMAND..................................................6

 6.  PREPAYMENT.......................................................................6

 7.  INTEREST ........................................................................6

 8.  FEES     ........................................................................7

 9.  TAXES    ........................................................................7

10.  CHANGE IN CIRCUMSTANCES..........................................................8

11.  PAYMENTS .......................................................................10

12.  REPRESENTATIONS AND WARRANTIES..................................................10

13.  UNDERTAKINGS....................................................................12

14.  GUARANTEE.......................................................................15

15.  DEFAULT  .......................................................................17

16.  SET-OFF  .......................................................................21

17.  EXPENSES AND STAMP DUTY.........................................................21

18.  CALCULATIONS AND EVIDENCE.......................................................22

19.  ASSIGNMENT......................................................................22

20.  REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS......................................23

21.  COMMUNICATIONS..................................................................23

22.  PARTIAL INVALIDITY..............................................................24

23.  COUNTERPARTS....................................................................24
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                                TABLE OF CONTENTS
                                   (CONTINUED)



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
24.  GOVERNING LAW AND JURISDICTION..................................................24

SCHEDULE 1...........................................................................27
         Notice of Drawdown..........................................................27

SCHEDULE 2...........................................................................28
         Conditions Precedents.......................................................28

SCHEDULE 3...........................................................................29
         Form of Certificate of Borrower.............................................29

SCHEDULE 4...........................................................................30
         Form of Certificate of the Guarantor........................................30

SCHEDULE 5...........................................................................31
         Freshfields' Legal Opinion..................................................31

SCHEDULE 6...........................................................................35
         List of encumbrances/security interests outstanding of
         Borrower and the Borrower's Affiliates......................................35

SCHEDULE 7...........................................................................36
         List of indebtedness of the Borrower, the Guarantor
         and the Borrower's Affiliates...............................................36
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THIS BRIDGE LOAN AGREEMENT is made as of __ July, 1997.

BETWEEN

AMKOR/ANAM PILIPINAS, INC. of KM 22 East Service Road, South Superhighway,
Muntinlupa, Metro Manila, Republic of the Philippines (the BORROWER);

ANAM INDUSTRIAL CO., LTD of 280-8, 2-ka Sungsu-dong, Sungdong-ku, Seoul,
Republic of Korea (the GUARANTOR); and

THE KOREA DEVELOPMENT BANK, of 10-2, Kwanchol-dong, Chongno-ku (C.P.0. Box 28),
Seoul, Republic of Korea (together with its permitted successors and assigns, the LENDER).

WHEREAS the Borrower desires to borrow funds in an amount not exceeding
US$55,000,000 as a short-term bridge facility to refinance certain of its existing short and medium-term loans, and the Lender agrees to lend such amount, all upon and subject to the terms and conditions hereinafter set forth.

Accordingly, the Borrower, Guarantor and the Lender agree as follows:

INTERPRETATION

1.1 DEFINITIONS: In this Agreement, except to the extent that the context otherwise requires:

ADVANCES means the advances of an amount in the aggregate not exceeding
US$55,000,000 made or to be made by the Lender under this Agreement or, as the case may be, the outstanding principal amount of such advances from time to time and ADVANCE means any of such Advances;

AFFILIATE means, with respect to any person, any other person that directly or indirectly controls, is under common control with or is controlled by, such person and, for purposes hereof, CONTROL means possession, direct or indirect, of the power to direct or cause the direction of management or policies through any legal, contractual or other modus provided that, in any event, any person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other person
(other than as a limited partner of such other person) will be deemed to control such corporation or other person;

APPLICABLE RATE means, in respect of any Interest Period in respect of any Advance, LIBOR plus the Margin;

BUSINESS DAY means a day (other than a Saturday, Sunday or public holiday) on which (1) deposits in Dollars may be offered in the London inter-bank market and (2) commercial banks are open in (a) Seoul, (b) Makati, Manila and (c) New York City;

COMMITMENT TERMINATION DATE means the date falling one month after the date of this Agreement;

DOLLAR(S), US$ AND $ mean the lawful currency of the United States of America;

EVENT OF DEFAULT means any of the events mentioned in Clause 15. 1 or any event or circumstance which, with the giving of any notice and/or the lapse of any period of time and/or the fulfilment of any other requirement, would become one of the events mentioned in that Clause;

FACILITY means an amount not exceeding US$55,000,000;

FINAL REPAYMENT DATE means, subject to Clause 15.2(b), the date falling 3 months after the date hereof;

INTEREST PAYMENT DATE means the last day of each Interest Period;

INTEREST PERIOD means a period by reference to which interest is calculated and payable on each Advance pursuant to Clause 7.1 or any overdue sum pursuant to Clause 15.3;

KOREA means the Republic of Korea;

LIBOR means, in respect of any Interest Period in respect of each Advance or any overdue sum hereunder, the arithmetic mean (rounded up, if necessary, to the next 1/16 per cent) of the offered quotations in effect at or about 11:00 a.m. (local time in London) on the second Business Day before the first day of each Interest Period for Dollar deposits for such Interest Period as displayed on the "LIBO" page of the Reuters Monitor Money Rate Service (hereafter the REUTERS SCREEN) (or any such successor page as determined by the Lender if the Reuters Screen is unavailable) for delivery on the first day of such Interest Period and, if no such successor page is available, the rate (rounded up, if necessary, to the next 1/16 per cent) at which the London office of Bank of America National Trust and Savings Association is offering Dollar deposits for that Interest Period is an amount comparable to such Advance or overdue sum, as the case may be, to prime banks in the London inter-bank marker at or about 11:00 a.m. (local time in London) on the second Business Day before the first day of that Interest Period for delivery on the first day of such Interest Period;

MARGIN means 1.35 per cent, per annum;

NOTICE OF DRAWDOWN means a notice substantially in the form of Schedule 1;

OBLIGORS means each of the Borrowers and the Guarantor;





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PAYMENT ACCOUNT means account number 544-7-71671 (CHIPSUID 069628) maintained by the Lender with head office of Chemical Bank, New York, New York and;

PHILIPPINES means the Republic of Philippines.

1.2 CONSTRUCTION OF CERTAIN REFERENCES: Except to the extent that the context requires otherwise, any reference in this Agreement to:

an AGENCY of a state includes at any particular time, any agency, authority, central bank, department, government, legislature, minister, ministry, official, or public or statutory person (whether autonomous or not) of, or of the government of, that state or any political sub-division in or of that state;

this AGREEMENT includes this Agreement as from time to time amended, supplemented or novated, and any document which amends, supplements or novates this Agreement;

the ASSETS of a person shall be construed as a reference to the whole or any part of its business, undertaking, property, assets and revenues (including any right to receive revenues);

BORROWED MONEY includes any indebtedness for or in respect of money borrowed or raised (whether or not for a cash consideration), by whatever means, or for the deferred purchase price of assets or services;

a CONSENT includes an approval, authorization, exemption, filing, license, order, permission, recording or registration (and references to obtaining consents shall be construed accordingly);

a DIRECTIVE includes any present or future directive, regulation, requirement or credit restraint programme to be acted upon under direction from an agency of a state (in each case, whether or not having the force of law but, if not having the force of law, compliance with which is customary);

DISPOSAL includes any sale, assignment, exchange, transfer, concession, lease, surrender of lease, license, reservation, waiver, compromise, release, creation of security, dealing with or the granting of any option or right or interest whatsoever or any agreement for any of the same and dispose shall be construed accordingly;

an ENCUMBRANCE shall be construed as a reference to a mortgage, charge, pledge, lien, hypothecation, security interest, encumbrance or other security arrangement or interest or third party rights of any kind;

a GUARANTEE also includes any obligations (whatever called) of any person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or




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otherwise) for the payment of, indemnity against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person;

a HOLDING COMPANY of a person means, at any particular time, any person of which the first-mentioned person is a subsidiary;

any INDEBTEDNESS includes any obligation (whether present or future, actual or contingent, as principal or surety or otherwise) for the payment or repayment of money;

a LAW includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, directive, regulation, statute, treaty or other legislative measure, in each case of any jurisdiction whatever (and LAWFUL and UNLAWFUL shall be construed accordingly);

something having a MATERIAL ADVERSE EFFECT on a person is a reference to it having a material adverse effect (1) on the person's financial condition, business or operations or (2) on the ability of the person to perform and comply with its material obligations under any material agreements to which it is a party;

any OBLIGATION of any party under this Agreement or any other agreement shall be construed as a reference to an obligation expressed to be assumed by or imposed on it under this Agreement or that agreement, as the case may be (and due, owing, payable and receivable shall be similarly construed);

a PERSON includes any individual, company, corporation, firm, partnership, joint venture, association, organization, trust, state or agency of a state (in each case, whether or not having separate legal personality);

SECURITY means any mortgage, pledge, lien, hypothecation, security charge (whether fixed or floating, legal or equitable) or encumbrance other than those arising by operation of law;

SOURCE OF FUNDS means any bank, financial institution, market, participant or other person providing funds to the Lender for purposes of allowing the Lender to make the Advances available hereunder;

SUBSIDIARY in relation to any company means any other company or other entity directly or indirectly controlled by the first-mentioned company; for this purpose CONTROL means direct or indirect ownership of more than fifty percent (50%) of the voting share capital or equivalent right of ownership of such company or entity, or power to direct its policies and management whether by contract or otherwise;

TAX(ES) includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by any




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governmental or other fiscal authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed;

TAX ON OVERALL NET INCOME of a party to this Agreement shall be construed as a reference to tax imposed by the jurisdiction in which its principal office is located on all or part of the net income, profits or gains before taxes of that party (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction);

the WINDING-UP of a person also includes the dissolution and liquidation of that person, and any equivalent or analogous procedure under the law of any jurisdiction in which that person is incorporated, domiciled or resident or carries on business or has assets; and

a DAY, MONTH OR YEAR shall be construed by reference to the Gregorian calendar.

1.3 PRINCIPLES OF CONSTRUCTION. The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. References to Clauses or Schedules shall, unless the contrary is indicated, be deemed to be references to Clauses in or Schedules to this Agreement. Any reference to a sub-clause or a paragraph is to a sub-clause or paragraph of the Clause or, as the case may be, sub-clause in which such reference appears. Save where the context otherwise requires, words importing the singular number include the plural and vice versa.

THE FACILITY

2.1 LENDER TO MAKE ADVANCES: The Lender agrees to make Advances from time to time to the Borrower upon the terms and conditions of this Agreement.

2.2 BORROWER TO BORROW ADVANCES: The Borrower agrees to borrow up to the full amount of the Facility upon the terms and conditions of this Agreement. Accordingly the Borrower will cause the conditions referred to in Clause 3 to be satisfied and deliver to the Lender a notice requesting each Advance in the form required by Clause 4 on a date not later than the fifth Business Day before the Commitment Termination Date.

2.3 CANCELLATION: The Borrower may not cancel all or any part of the Facility. Any undrawn portion of the Facility shall be automatically canceled after the Commitment Termination Date.

2.4 PURPOSE: The Borrower will apply the proceeds of the Advances to refinance certain of its existing short and medium-term loans, but the Lender shall not be responsible for checking or confirming that the Borrower has done so.




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CONDITIONS PRECEDENT

3.1 ADVANCES: The Lender shall not be obligated to make any Advance until the Lender has received each of the items listed in Schedule 2 and has found each of them satisfactory in form and substance.

3.2 NOTIFICATION: The Lender shall notify the Borrower after it has received all such items required under Clause 3.1.

DRAWDOWN

4. Each Advance shall be drawndown by the Borrower in a minimum amount of US$5,000,000 and thereabove in increments of US$5,000,000. Each Advance will be made by the Lender to the Borrower at its request if the following additional conditions are fulfilled:-

(a) DRAWDOWN REQUEST: not later than 11:00 a.m. (Seoul time) on the fifth Business Day before the proposed date of the Advance, the Lender has received from the Borrower a Notice of Drawdown signed by the Borrower specifying (i) the proposed date (which must be a Business Day on or before the Commitment Termination Date) of the Advance and (ii) details of the bank(s) and the account(s) (which must be in New York City) to which the Borrower wishes the proceeds of the Advance to be made available by the Lender;

(b) REPRESENTATIONS ETC. CORRECT: all the representations and warranties in Clause 12.1 have been complied with and would be correct in all respects if repeated on the proposed date of the Advance by reference to the circumstances then existing;

(c) NO EVENT OF DEFAULT ETC.: no Event of Default has occurred on or before the proposed date of the Advance or will occur as a result of making the Advance; and

(d) ADDITIONAL REQUIREMENTS: not later than 11:00 a.m. (Seoul time) on the third Business Day before the proposed date of the Advance, the Lender has received and found satisfactory such additional information, legal opinions and/or other documents as it or counsel to the Lender may reasonably request as a result of circumstances that have arisen since the signing of this Agreement.

REPAYMENT ON MATURITY OR DEMAND

5. Each Advance shall be repaid by the Borrower in one lump sum on the Final Repayment Date or on such earlier date as the Lender may demand upon seven days written notice to the Borrower. Any repayment by the Borrower made upon demand of the Lender shall be accompanied by all interest accrued




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thereon to the date of repayment and all other amounts payable by the Borrower to the Lender hereunder.

PREPAYMENT

6.1 OF LENDER: The Borrower may prepay the Advance in whole or in part on any Interest Payment Date in minimum amounts of US$5,000,000 and thereabove in integral multiples of US$5,000,000 upon one month's prior written notice to the Lender without premium or penalty.

6.2 MISCELLANEOUS. Any notice of prepayment given by the Borrower under this Agreement shall be irrevocable and shall oblige the Borrower to prepay in accordance with that notice. The Borrower may not prepay all or any part of the Advance except as expressly provided in this Agreement and may not reborrow any amount repaid or prepaid.

INTEREST

7.1 INTEREST PERIODS: Interest shall be calculated and payable on each Advance by reference to successive Interest Periods. If the Borrower avails itself of the Facility by way of a single lump-sum Advance on the date of this Agreement there shall be a single Interest Period commencing on the date of this Agreement and ending on the Final Repayment Date; otherwise, the first Interest Period relating to each Advance shall begin on the date of such Advance and end on the Commitment Termination Date and each subsequent Interest Period shall begin on the last day of the preceding Interest Period and shall be of one month's duration, provided that the final Interest Period shall end on the Final Repayment Date.

7.2 NORMAL INTEREST RATE: Subject to Clause 10, the rate of interest applicable to each Advance for a particular Interest Period shall be the Applicable Rate.

7.3 PAYMENT OF INTEREST: On the last day of each Interest Period, the Borrower shall pay to the Lender the interest accrued during that Interest Period on each Advance, calculated in accordance with Clause 18.1.

FEES

8.1 COMMITMENT FEE: The Borrower shall pay on the Commitment Termination Date a commitment fee of 0.375% per annum upon the daily undrawn portion of the Facility calculated on the basis of actual days elapsed from the date of this Agreement and a 360 day year.

8.2 OTHER FEES: The Borrower shall pay to the Lender such other fees as may be agreed between the Borrower and the Lender.




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8.3 VAT/SALE GOODS AND SERVICES TAX: Any referred to in this Clause 8 is exclusive of any value added tax, sale of goods and services tax or any other tax which might be chargeable in connection with that fee. If any value added tax, sale of goods and services tax or other tax is so chargeable it shall be paid by the Borrower at the same time as it pays the relevant fee.

TAXES

9.1  PAYMENTS TO BE FREE AND CLEAR

(a) GROSS-UP: All payments to be made by the Obligors under this Agreement shall be made free and clear of and without deduction for or on account of tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the person entitled to payment receives and retains (free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

(b) FURTHER GROSS-UP: Without prejudice to the provisions of Sub-clause 9.1(a), if the Lender or any Affiliate of the Lender is required to make any payment on account of tax with respect to any amount payable under this Agreement (not being a tax imposed on the net income of such person by the jurisdiction in which it is incorporated, unless and except to the extent that such tax is imposed on an amount deemed to be, but not actually, received by such person (including without limitation, any sum received or receivable under this Clause 9)) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such person, the Borrower shall, upon demand of the Lender, promptly indemnify such person against such payment or liability, together with any taxes, interest, penalties and expense payable or incurred in connection therewith.

(c) CLAIMS: If the Lender intends to make a claim pursuant to Sub-Clause 9.1(b) it shall notify the relevant Obligor of the event by reason of which it is entitled to do so, provided that nothing herein shall require the Lender or any Affiliate of the Lender to disclose any confidential information relating to the organization of its tax affairs.

9.2  TAX RECEIPTS:

(a) NOTIFICATIONS: If at any time, the Borrower is required by law to make any deduction or withholding from any sum payable by it under this Agreement (or if thereafter there is any change in the rates at which or




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     the manner in which such deductions or withholdings are calculated), the
     Borrower shall promptly notify the Lender;

(b) RECEIPT: If the Borrower makes any payment under this Agreement in respect of which it is required to make any deduction or withholding, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Lender, within thirty days after receipt thereof from the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld.

9.3 CONTINUING OBLIGATIONS: The obligations of the Borrower in Clause 9 shall survive the payments in full of the Advances.

CHANGE IN CIRCUMSTANCES

10.1 INCREASED COSTS: If, by reason of (i) any change in law or in its interpretation or administration and/or (ii) compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority (including, without limitation, a request or requirement which affects the manner in which the Lender, any Affiliate of the Lender or its source of funds allocates capital resources to or for the Lender's obligations hereunder):

(a) the Lender or any Affiliate of the Lender incurs a cost as a result of the Lender having entered into and/or performing its obligations under this Agreement and/or assuming or maintaining the Advances under this Agreement;

(b) the Lender, any Affiliate of the Lender and/or its source of funds is unable to obtain the rate of return on its overall capital which it would have been able to obtain but for the Lender having entered into this Agreement and/or performing its obligations hereunder and/or assuming or maintaining the Advances;

(c) there is any increase in the cost to the Lender, any Affiliate of the Lender and/or its source of funds of funding or maintaining any Advance hereunder; or

(d) the Lender, any Affiliate of the Lender and/or its source of funds becomes liable to make any payment on account of tax (not being a tax imposed on the net income of such person by the jurisdiction in which it is incorporated or in which its lending office is located for purposes of this Agreement)

then the Borrower shall, from time to time on demand by the Lender, promptly pay to the Lender amounts sufficient to indemnify the Lender, any Affiliate of




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the Lender or its source of funds, as the case may be, for, such cost, foregone return or tax.

10.2     MARKET DISRUPTION:

(a) If the Lender (individually or after having received notice to such effect from its source of funds) determines that adequate and fair means do not exist for ascertaining LIBOR, it shall promptly notify the Borrower of the fact and that this Sub-Clause 10.2 is in operation.

(b) If a notification under this Sub-Clause applies to an Advance which has not been made, that Advance shall not be made. However, within 5 Business Days of receipt of the notification, the Borrower and the Lender shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for the borrowing of any future Advance.

(c) If a notification under this Sub-Clause applies to an Advance which is outstanding then, notwithstanding any other provision of this Agreement:-

     (i) within 5 Business Days of receipt of the notification, the Borrower and the Lender shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that Advance;

     (ii) if no alternative basis is agreed, the Lender shall certify on or before the last day of the Interest Period to which the notification relates an alternative basis for maintaining that Advance, which shall be binding on the Borrower; and

     (iii) any such alternative basis may include an alternative method of fixing the interest rate, alternative Interest Periods or alternative currencies but it must reflect the cost to the Lender (directly or indirectly through its source of funds) of funding that Advance from whatever sources it may select plus the applicable Margin.

10.3 ILLEGALITY: If it is or becomes unlawful in any jurisdiction for the Lender to give effect to any of its obligations as contemplated by this Agreement or for the Lender or its source of funds to fund or maintain any Advance, then:

(a)  the Lender may notify the Borrower accordingly; and

(b)  (i)   the Bank shall not be obliged to make any further Advances;

     (ii)  the Borrower shall forthwith prepay all the Advances; and




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     (iii)  the undrawn portion of the Facility shall forthwith be canceled.

Any such prepayment must be accompanied by accrued interest at the Applicable Rate on the amount prepaid calculated up to the date of prepayment and any other sum then due to the Lender under this Agreement, including any amount due pursuant to Clause 15.4(c).

PAYMENTS

11.1 BY THE LENDER: The Lender shall, subject to the terms and conditions of this Agreement, make such amount of the Facility available to the Borrower as the Borrower shall have specified in any Notice of Drawdown.

11.2  BY OBLIGORS:

(a) On each date on which any sum is due from either Obligor hereunder, it shall make that sum available to the Payment Account in immediately available funds before 10:00 a.m. (New York City time). Any payments by either Obligor to the Lender shall be made in Dollars (which shall be of the essence).

(b) If the amount received by the Lender from either Obligor on any date is less than the total sum remaining or becoming due under this Agreement on that date, then the Lender shall apply that amount as the Lender deems fit.

11.3  NON-BUSINESS DAYS:

(a) If any Interest Payment Date would otherwise fall on a non-Business Day, it shall instead fall on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). If the Final Repayment Date would otherwise fall on a non- Business Day, it shall instead fall on the preceding Business Day.

(b) Any payment to be made by an Obligor on a day which is not an Interest Payment Date or the Final Repayment Date and which would otherwise be due on a non-Business Day shall instead be due on the next Business Day.

REPRESENTATIONS AND WARRANTIES

12.1 BY THE OBLIGORS: The Obligors represent and warrant jointly and severally to and for the benefit of the Lender by reference to facts and circumstances as at the date of this Agreement that: -

(a) STATUS: the Borrower is a company duly organized and validly existing under the laws of the Philippines, the Guarantor is a company duly organized and validly existing under the laws of Korea, and each of the



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     Borrower and the Guarantor is a separate legal entity capable of suing and being sued and has the power and authority to own its assets and to conduct the operations which it conducts;

(b) POWERS: it has the power to enter into, exercise its rights and perform and comply with its obligations under this Agreement;

(c) AUTHORIZATION AND CONSENTS: all action, conditions and things required by the laws of the Philippines and Korea to be taken, fulfilled and done (including the obtaining of any necessary consents) in order (i) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Agreement, (ii) to ensure that those obligations are legally binding and enforceable and (iii) to make this Agreement admissible in evidence in the courts of England have been taken, fulfilled and done;

(d) NON-VIOLATION OF LAWS ETC: its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate (i) any law to which it is subject or (ii) any of the documents constituting it or (iii) any agreement which is binding on it or its assets, and do not and will not result in the existence of, or oblige it to create, any security over those assets;

(e) REGISTRATION AND FILINGS: subject to those matters described in the legal opinions of Philippine, Korean and English counsel referred to in Paragraph 7 of Schedule 2, it is not necessary in order to ensure the legality, validity, enforceability and admissibility in evidence in proceedings in the Philippines, Korea or England of this Agreement that it or any other document be filed or registered with any court or authority in the Philippines, Korea or England;

(f) OBLIGATIONS BINDING: its obligations under this Agreement are legal, valid, binding and enforceable in accordance with their terms;

(g) EXISTING SECURITY: as at the date of this Agreement, no security exists on or over its assets except as permitted by Clause 13.2;

(h) ACCOUNTS: its most recent audited financial statements for the time being (including the audited profit and loss account and balance sheet) were prepared in accordance with applicable laws and regulations, in the case of the Borrower, of the Philippines and, in the case of the Guarantor, of Korea and generally accepted accounting principles and policies consistently applied applicable to the relevant company and show a true and fair view of its financial position as at the end of, and the results of its operations for, the financial period to which it relates, and there has been no material adverse change in its business or financial condition of since the date of such financial statements;

(i) LITIGATION: no litigation, arbitration or administrative proceeding is current or pending or, so far as it is aware, threatened (i) to restrain the entry into, exercise of its rights under and/or performance or enforcement of or compliance with its obligations under this Agreement or
     (ii) which has or would have a material adverse effect on it;

(j) WINDING-UP: no meeting has been convened for its winding-up, no such step is intended by it and, so far as it is aware, no petition, application or the like is outstanding for its winding up;

(k) NO DEFAULT: no Event of Default has occurred or will occur as a result of making an Advance; neither it nor any of its subsidiaries is in breach of or default under any agreement to an extent or in a manner which has or could have a material adverse effect on it;

(l) NO IMMUNITY: neither it nor any of its assets is entitled to immunity from suit, execution, attachment, set-off or other legal process; its entry into this Agreement constitutes, and the exercise of its rights and performance of and compliance with its obligations under this Agreement will constitute, private and commercial acts done and performed for private and commercial purposes;

(m) APPROVALS: subject to those matters described in the legal opinions of Philippine, Korean and English counsel referred to in Paragraph 7 of
     Schedule 2, no approval, consent registration or recordation is required, .either before or after execution of this Agreement, from or with any governmental entity of the Philippines, Korea and England in respect of its entry into, performance and enforcement of this Agreement; and

(n) WITHHOLDING TAX: so long as the Lender is a financing institution owned and established by Korea, neither the Lender nor the Borrower shall be obliged to pay any withholding tax in respect of any payment payable or receivable under this Agreement.

12.2 REPETITION: each of the above representations and warranties in Clause 12.1 shall be deemed repeated on the drawdown date of each Advance and on each Interest Payment Date, by reference to the then existing circumstances.

12.3 SURVIVAL: The representations and warranties made in this Clause shall survive the execution of this Agreement and the making of any Advance.

UNDERTAKINGS

13. Each Obligor undertakes that, so long as any sum remains payable under this
Agreement:

13.1 RANKING OF OBLIGATIONS: its obligations under this Agreement rank and will at all times rank at least equally and rateably in all respects with all its other unsecured indebtedness except for such indebtedness as would, by virtue only of the law in force in the Philippines (in the case of the Borrower) or Korea (in the case of the Guarantor) from time to time, be preferred in the event of its winding up.

13.2 NEGATIVE PLEDGE: neither it nor any of its Affiliates will create or have outstanding any security on or over any of its assets as security for or in respect of any indebtedness of it except for:-

(a) encumbrances existing as of the date, which are, in the case of the Borrower and its Affiliates, listed in Schedule 6;

(b) encumbrances arising solely by operation of law and in the ordinary course of their respective operations;

(c) any security existing on or over the assets of any company which becomes an Affiliate after the date of this Agreement and not created in contemplation of or in connection with such company becoming an Affiliate, to secure obligations of that subsidiary existing at the date on which it becomes a subsidiary (but not any increase in principal, capital or nominal amount or extension of maturity or renewal of such obligations); and

(d) any security created or outstanding with the prior written consent of the Lender.

13.3 DISPOSALS; CHANGE OF OWNERSHIP: it will not (a) merge or consolidate with any other entity or take any step with a view to dissolution, liquidation or winding-up; (b) purchase or redeem any of its issued common shares or reduce its common share capital or make a distribution of assets or other capital distribution to its shareholders otherwise than with the Lender's prior written consent; (c) declare or pay any dividend or make any other income distribution to its shareholders if an Event of Default has occurred and has not been remedied to the satisfaction of the Lender; (d) sell, transfer or otherwise assign, deal with or dispose of all or any part of its business or (except for good consideration in the ordinary course of its business and on an arm's length basis) its assets or revenues which might materially and adversely affect its business or financial condition, whether by a single transaction or by a number of transactions whether related or not; (e) make or grant any loan or advance or guarantee or in any other manner be or become directly or indirectly or contingently liable for any indebtedness or other obligation of any other person, except (i) as may be necessary in the ordinary course of its business,
(ii) in the case of the Guarantor, the guarantee provided by it in Clause 14 of this Agreement, (iii) the indebtedness listed in Schedule 7 or (iv) indebtedness entered into with the Lender's consent; (f) enter into any agreement, obligation which might materially and adversely affect its financial condition; (g) change or permit a change in its principal business activities or current business lines; or (h) acquire any business or assets from, or capital stock of, or be a party to any acquisition of, any person except for purchases of inventory and other assets to be sold or used in the ordinary course of business or for any acquisition made or entered into with the Lender's consent;

13.4 EVENTS OF DEFAULT: it will notify the Lender of the occurrence of any Event of Default immediately upon becoming aware of it;;

13.5 PREPARATION OF ACCOUNTS: it will keep its books of account in order to ensure that all accounts of each company to be delivered by it under this Agreement will be prepared in accordance with the applicable laws and regulations and generally accepted accounting principles and policies consistently applied applicable to the relevant company and show a true and fair view of such company's financial position as at the end of, and the results of its operations for, the financial period to which it relates;

13.6 ACCOUNTS: it shall deliver to the Lender:

(a) as soon as possible but in any event within 180 days of the end of each relevant fiscal period, its annual audited consolidated financial statements and those of all of their respective guaranteed subsidiaries and Affiliates (including, but not limited to, Amkor Electronics, Amkor/Anam USA, TL Limited, Amkor/Anam Advanced Packaging Inc. and Automated Microelectronics Inc.); and

(b) as soon as possible but in any event within 60 days of the end of each relevant fiscal period, its semi-annual unaudited financial statements and those of all of their respective guaranteed subsidiaries and Affiliates (including, but not limited to, Amkor Electronics, Amkor/Anam USA, TL Limited, Amkor/Anam Advanced Packaging Inc. and Automated Microelectronics Inc.);

13.7 OTHER INFORMATION: it will promptly deliver to the Lender:

(a) details of any litigation, arbitration or administrative proceeding during the effectiveness of this Agreement which, if it had been current or pending or, to its knowledge, threatened at the date of this Agreement, would have rendered the warranty in Clause 12.1(i) incorrect; and

(b) such other information relating to the financial condition or operations of it or any of its Affiliates, as the Lender may from time to time reasonably request;

13.8 CONTROL: in the case of the Guarantor only, the Guarantor shall maintain management control over, and own collectively, beneficially and of record, at least 40% of the subscribed and issued common shares of, the Borrower;

13.9 NO AMENDMENT: it shall procure that no amendment or supplement is made to its articles of association or other constitutive documents which (in the opinion of the Lender) might materially and adversely affect such Obligor's ability to perform its obligations under this Agreement;

13.10 INFORMATION TO BE TRUE: it shall ensure that all factual information supplied hereafter by it hereunder to the Lender for any purpose of or connected with this Agreement will at the time of supply be true, complete and accurate in all material respects and that all projections and forecasts made by it and supplied as aforesaid will be made with all due care after diligent consideration;

13.1 COMPLIANCE: it shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licences and consents required in or by the laws and regulations of the Philippines and Korea to enable it lawfully to enter into and perform its obligations under this Agreement or to ensure the legality, validity, enforceability or admissibility in evidence in the Philippines, Korea and England of this Agreement;

13.12 INSURANCE: it shall maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by it whose practice is not to self insure; and

13.13 TRANSACTIONS WITH AFFILIATES: except as expressly permitted by this Agreement, it will not directly or indirectly: (a) transfer, sell, lease, assign or otherwise dispose of any assets to one of its Affiliates; (b) merge into or consolidate with or purchase or acquire assets from one of its Affiliates; or
(c) enter into any other transaction directly or indirectly with or for the benefit of one of its Affiliates (including guarantees and assumptions of obligations of an Affiliate); provided that (x) any such Affiliate who is an individual may serve as a director, officer or employee of an Obligor and receive reasonable compensation for his or her services in such capacity and (y) an Obligor may enter into transactions (other than extensions of credit by such Obligor to one of its Affiliates) providing for the leasing of assets, the rendering or receipt of services or the purchase or sale of inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to such Obligor as the monetary or business consideration which would apply in a comparable transaction with a person who is not an Affiliate of such Obligor.

GUARANTEE

14.1 GUARANTEE: The Guarantor as principal debtor and not merely as surety unconditionally and irrevocably guarantees to the Lender punctual payment by the Borrower of the Guaranteed Amounts in accordance with this Agreement and unconditionally and irrevocably undertakes to the Lender that if and each time the Borrower does not make payment of any of the Guaranteed Amounts in accordance with this Agreement, the Guarantor shall pay the amounts not so paid upon first written demand by the Lender.

In this clause GUARANTEED AMOUNTS means any and all amounts whatsoever which this Agreement provides are to be paid by the Borrower under this Agreement and references to the Guaranteed Amounts include references to any part of them.

14.2 INDEMNITY: As a separate, additional, continuing and primary obligation, the Guarantor unconditionally and irrevocably undertakes with the Lender that, should the Guaranteed Amounts not be recoverable from the Guarantor under clause
14.1 for any reason whatsoever (including, but without prejudice to the generality of the foregoing, by reason of any other provision of this Agreement being or becoming void, unenforceable or otherwise invalid under any applicable law) then, notwithstanding that it may have been known to the Lender, the Guarantor shall upon first written demand by the Lender under clause 14.1, make payment of the Guaranteed Amounts by way of a full indemnity in such manner as is provided for in this Agreement and shall indemnify the Lender against all losses, claims, costs, charges and expenses to which it may be subject or which it may incur under or in connection with this Agreement.

14.3 CONTINUING GUARANTEE: The above guarantee shall be continuing and shall extend to the ultimate balance of the Guaranteed Amounts, regardless of any intermediate payment or discharge in whole or in part. If the guarantee ceases to continue in force, the Lender may open a new account with or continue any existing account with the Borrower and the liability of the Guarantor in respect of the Guaranteed Amounts at the date of the cessation shall remain regardless of any payments in or out of any such account.

14.4 DISCHARGE AND RELEASE: The Guarantor may not terminate its guarantee by notice to the Lender or otherwise. Subject to clause 14.5, and provided the Guaranteed Amounts have been paid in full, the Lender may discharge or release the Guarantor by written instrument signed by the Lender.

14.5 CLAWBACK: Any discharge or release referred to in clause 14.4, and any composition or arrangement which the Guarantor may effect with the Lender, shall be deemed to be made subject to the condition that it will be void, if any payment or security which the Lender may previously have received or may thereafter receive from any person in respect of the Guaranteed Amounts, is set aside, refunded or reduced, in whole or in part under any applicable law or proves to have been for any reason invalid. If such condition is satisfied, the Lender shall be entitled to recover from the Guarantor on demand the value of such security or the amount of any such payment as if such discharge, release, compromise or arrangement had not occurred.

14.6 WAIVER OF FENCES: The liabilities and obligations of the Guarantor under this Agreement shall remain in force notwithstanding any act, omission, neglect, event or matter whatsoever, except the proper and valid payment of all the Guaranteed Amounts and without prejudice to its generality, the foregoing shall apply in relation to anything which would have discharged the Guarantor (wholly or in part) or which would have afforded the Guarantor any legal or equitable defense, and in relation to any winding up, reconstruction, reorganization or dissolution of, or any change in constitution or corporate identity or loss of corporate identity by, the Borrower or any other person and any incapacity or lack of corporate power or authority of any person. Without prejudice to the generality of the foregoing none of the liabilities or obligations of the Guarantor under this Agreement shall be impaired by the Lender:

(a) releasing or granting any time or any indulgence whatsoever to the Borrower and, in particular, waiving any of the pre-conditions for Advances under this Agreement or any contravention by the Borrower of this Agreement or entering into any transaction or arrangements whatsoever with or in relation to the Borrower and/or any third party;

(b) taking, accepting, varying, dealing with, enforcing, abstaining from enforcing, surrendering or releasing any security for the Guaranteed Amounts in such manner as it or they think fit; or

(c) claiming, proving for, accepting or transferring any payment in respect of the Guaranteed Amounts in any composition by, or winding up of, the Borrower and/or any third party or abstaining from so claiming, proving, accepting or transferring.

14.7 DEMANDS: Demands under this clause may be made from time to time, and the liabilities and obligations of the Guarantor under this Agreement may be enforced, irrespective of:

(a) whether any demands , steps or proceedings are being or have been made or taken against the Borrower and/or any third party; or

(b) whether or in what order any security to which the Lender may be entitled in respect of the Guaranteed Amounts is enforced.

The Guarantor waives diligence, presentment, protest, demand for repayment and notice of default to or upon the Borrower.

14.8 SUSPENSE ACCOUNT: Until all amounts which may be or become payable by the Borrower hereunder or in connection herewith have been irrevocably paid and discharged in full, the Lender may:

(a) refrain from applying or enforcing any other security, moneys or rights held or received by the Lender in respect of such amounts or apply and enforce the same in such manner and order as the Lender sees fit

     (whether against such amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b) hold in suspense account (subject to the accrual of interest thereon at market rates for the account of the Guarantor) any moneys received from the Guarantor or on account of the Guarantor's liability hereunder.

14.9 SUBORDINATION: So long as the Guarantor has any liability under this
Agreement:

(a) the Guarantor shall not take or accept any encumbrance from the Borrower or, in relation to the Guaranteed Amounts, from any third party, without first obtaining the Lender's written consent;

(b) after the occurrence of an Event of Default, the Guarantor shall not, without first obtaining the Lender's written consent, seek to recover, whether directly or by set-off, lien, counterclaim or otherwise, nor accept any moneys or other property, nor exercise any rights, in respect of any sum which may be or become due to the Guarantor on any account by the Borrower or, in relation to the Guaranteed Amounts, from any third party, nor claim, prove for or accept any payment in any composition by, or any winding up of, the Borrower or, in relation to the Guaranteed Amounts, any third party; and

(c) if, notwithstanding the foregoing, the Guarantor holds or receives any such security, moneys or property, it shall forthwith pay or transfer the same to the Lender.

DEFAULT

15.1 EVENTS OF DEFAULT: Each of the following events shall constitute Events of
Default:

(a) NON-PAYMENT: either Obligor does not pay in the manner provided in this Agreement any sum payable under it when due; or

(b) BREACH OF WARRANTY: any representation, warranty or statement made by either Obligor in this Agreement or in any document delivered under this Agreement is not complied with or is or proves to have been incorrect in any material respect when made or deemed to be made and such non-compliance, or incorrect statement, if capable of remedy, is not remedied or rectified within 30 days; or

(c) BREACH OF OTHER OBLIGATION: either Obligor does not perform or comply with any one or more of its obligations under this Agreement, as the case may be, and, if that default is capable of remedy, it is not in the reasonable opinion of the Lender remedied within 30 days after notice of that default has been given to it by the Lender; or

(d) CROSS DEFAULT: Any other indebtedness in respect of borrowed money of the Borrower in the aggregate equal to or exceeding US$200,000 or of the Guarantor in the aggregate equal exceeding US$1,000,000 (i) is not paid when due or within any applicable grace period in any agreement relating to the indebtedness or (ii) becomes due and payable, or capable of being declared due and payable before its normal maturity by reason of a default or event of default or event which could constitute an event of default upon any declaration or expiry of any grace period, however described, save in any such case where such Obligor is contesting in good faith by the expeditious institution of formal legal proceedings the entitlement to such early repayment; or

(e) LITIGATION: any litigation, arbitration or administrative proceeding becomes current, pending or threatened against either Obligor or any of their Affiliates which, in the reasonable opinion of the Lender, (i) restrains its entry into, exercise of its rights under and/or performance or enforcement of or compliance with either Obligor's obligations under this Agreement or (ii) has or would have a material adverse effect on such Obligor; or

(f) INSOLVENCY: either Obligor or any of their Affiliates becomes insolvent, is unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all of its indebtedness (or of any part of its indebtedness which it will or might otherwise be unable to pay when due) or proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of the indebtedness of such Obligor or any of their respective Affiliates; or

(g) ENFORCEMENT PROCEEDINGS: a distress, attachment, execution or other legal process is levied, enforced, or sued out on or against the assets of either the Obligor or any of their respective Affiliates and is not discharged or stayed within 30 days; or

(h) SECURITY ENFORCEABLE: any present or future security on or over the assets of either Obligor or any of their respective Affiliates becomes enforceable and any step (including the taking of possession or the appointment of a receiver, manager or similar officer) is taken to enforce that security; or

(i) WINDING-UP: any step is taken by any person for the winding-up of either Obligor or any of their respective Affiliates (except a voluntary winding up or otherwise for the purpose of and followed by a reconstruction, amalgamation or reorganization on terms approved by the Lender before that step is taken); or

(j) AUTHORIZATION AND CONSENTS: any material action, condition or thing (including the obtaining of any necessary consent or approval) at any time required to be taken, fulfilled or done for any of the purposes stated in Clause 12.1(c), (e) or (m) of this Agreement is not taken, fulfilled or done or any such consent ceases to be in full force and effect without modification or any condition in or relating to any such consent is not complied with; or

(k) ILLEGALITY: it is or becomes unlawful for either Obligor to perform or comply with any one or more of its material obligations under this Agreement; or

(l) ANALOGOUS EVENTS: any event occurs which, under the law of any relevant jurisdiction, has an analogous or equivalent effect to any of the events mentioned in the immediately preceding sub-clauses (f), (g) or (i); or

(m) MATERIAL ADVERSE CHANGE: any event occurs or circumstances arise which the Lender reasonably determines to give grounds for believing that either Obligor will or may not (or will or may be unable to) perform or comply with any one or more of its obligations under this Agreement; or

(n) SUBSIDIARY: the Borrower ceases to be managed by the Guarantor or the Guarantor shall cease to own collectively, beneficially and of record at least 40% of the subscribed and issued common shares of the Borrower.

15.2 CANCELLATION/ACCELERATION: At any time after the occurrence of an Event of Default and for so long as it is continuing the Lender may, by notice to the Borrower, declare:

(a) the Facility (to the extent it is not yet advanced) to be cancelled, whereupon it shall be cancelled; and/or

(b) each Advance, accrued interest thereon and any other sum then payable under this Agreement to be immediately due and payable, whereupon they shall become so due and payable.

15.3 DEFAULT INTEREST: If the Borrower does not pay any sum payable under this Agreement when due, it shall pay interest on the amount from time to time outstanding in respect of that overdue sum for the period beginning on its due date and ending on the date of its receipt by the Lender (both before and after judgment) in accordance with this sub-clause. Such interest shall be calculated and payable by reference to successive Interest Periods, each of which (other than the first, which shall begin on the due date) shall begin on the last day of the previous one. Each such Interest Period shall be of one month or such shorter period as the Lender may in its sole discretion from time to time select and the rate of interest applicable for a particular Interest Period shall be the rate per annum equal to the sum of LIBOR plus the Margin plus 2 percent. Any interest payable under this sub-clause which is not paid when due in accordance with Clause 7.3 shall be added to the overdue sum and itself bear interest accordingly.

15.4 MISCELLANEOUS INDEMNITIES: The Borrower shall on demand indemnify the Lender against any reasonable cost, or expense sustained or incurred by the Lender (including the liquidating or unwinding of any deposits or funding or financing arrangement with any of the Lender's source of funds) as a result of:

(a)  the acceleration of repayment of any Advance under Clause 15.2;

(b) the receipt or recovery by the Lender of any part of any Advance or an overdue sum otherwise than on the last day of an Interest Period relating to that part of the Advance or that overdue sum for whatever reason;

(c)  the prepayment of any part of Advance pursuant to Clause 6.1 or 10.3;

(d) the repayment of any part of any Advance prior to the Final Repayment Date except in accordance with the terms of this Agreement;

(e) the Lender's source of funds being affected by any of the circumstances described in Clauses 10.1, 10.2 or 10.3; or

(f)  the occurrence or continuance of any Event of Default.

15.5 CURRENCY INDEMNITY:

(a) The Dollar is the sole currency of account and payment for each sum payable by either Obligor under or in connection with this Agreement, including damages and any other amounts relating thereto.

(b) Any amount received or recovered in a currency other than Dollars in accordance with the immediately preceding Clause 15.5(a) (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up of such Obligor, or otherwise) by the Lender in respect of any sum expressed to be due to it from such Obligor under this Agreement shall only constitute a discharge to such Obligor to the extent of the amount which the Lender is able, in accordance with its usual practice, to purchase in a recognised foreign exchange market with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do
     so) equals the amount in Dollars to be recovered or received by the Lender under such circumstances.

(c) If that amount in dollars is less than the amount expressed to be due to the Lender under this Agreement, the relevant Obligor shall indemnify the Lender in Dollars against any loss sustained by it as a result. If that amount in Dollars is greater than the amount expressed to be due to the Lender under this Agreement, the Lender shall promptly pay such surplus to relevant Obligor. In any event, the relevant Obligor shall indemnify the Lender against the cost of making any such purchase. For the purpose of this Clause, it will be sufficient for the Lender to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

(d) These indemnities constitute a separate and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender, shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement or any judgment and shall survive the termination of this Agreement.

15.6 GENERAL INDEMNIFICATION: The Borrower and the Guarantor jointly and severally agree to pay and indemnify the Lender, the Lender's Affiliates and the Lender's sources of funds, and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an INDEMNIFIED PERSON) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses, or disbursements (including attorneys' fees and disbursements and the allocated costs of internal counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, and administration of this Agreement, or the transactions contemplated hereby, and with respect to any investigation, litigation, or proceeding related to this Agreement, any violation of any environmental law by the Borrower or the Guarantor or any of their respective subsidiaries, or the Advances and other extensions of credit hereunder or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the INDEMNIFIED LIABILITIES); provided that neither Borrower nor the Guarantor shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this subclause shall survive payment of all other obligations of the Borrower and the Guarantor hereunder.

SET-OFF

16. Each Obligor authorizes the Lender to apply after the occurrence of any Event of Default any credit balance to which it is at any time beneficially entitled on any account at any office of the Lender in or towards satisfaction of any sum then due from it to the Lender under this Agreement and unpaid. For that purpose, the Lender is authorized to use all or any part of any such credit balance to buy such other currencies as may be necessary to effect such application. The Lender shall as soon as practicable after the exercise of its rights under this clause notify the relevant Obligor. The Lender shall not be obliged to exercise any of its rights under this clause, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise).

EXPENSES AND STAMP DUTY

17. Whether or not any Advance is made under this Agreement, the Borrower shall pay:

(a) INITIAL EXPENSES: on demand, all reasonable costs and expenses incurred by the Lender in connection with the preparation, negotiation and execution of this Agreement;

(b) ENFORCEMENT EXPENSES: on demand, all costs and expenses (including legal fees of internal and external counsel of the Lender or any other person pursuing a claim on the Lender's behalf) incurred by any person in protecting or enforcing the Lender's rights under this Agreement or any amendment of or waiver in respect thereof; and

(c) STAMP DUTY: promptly, and in any event before any penalty becomes payable, any stamp, documentary, registration or similar tax payable in connection with the entry into, performance, enforcement or admissibility in evidence of this Agreement and/or any such amendment or waiver, and shall indemnify the Lender against any liability with respect to or resulting from any delay in paying or omission to pay any such tax.

CALCULATIONS AND EVIDENCE

18.1 BASIS OF CALCULATION: All interest shall accrue from day to day and shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

18.2 LOAN ACCOUNTS: The entries made in the accounts maintained by the Lender in accordance with its usual practice shall be, save for manifest error, prima facie evidence of the existence and amounts of the obligations of the Borrower recorded in them.

18.3 CERTIFICATES CONCLUSIVE: A certificate by the Lender as to any sum payable to it under this Agreement and any other certificate, determination, notification or opinion of the Lender provided for in this Agreement, shall be conclusive save for manifest error.

ASSIGNMENT

19.1 BENEFIT AND BURDEN OF THIS AGREEMENT: This Agreement shall benefit and be binding on the parties, their respective successors and any permitted assignee or transferee of some or all of a party's rights or obligations under this Agreement. Any reference in this Agreement to any party shall be construed accordingly.

19.2 OBLIGORS: Neither Obligor may assign or transfer all or any part of its rights or obligations under this Agreement.

19.3     LENDER:

(a) The Lender may transfer or sell a participation in all or part of its rights and obligations under this Agreement (a) to any holding company or subsidiary of the Lender or any other subsidiary of any such holding company or (b) to any other bank or financial institution (with the consent of the Borrower and the Guarantor in the case of a transfer but not a participation, which consent shall not be unreasonably withheld) (a TRANSFEREE). If either the Borrower or the Guarantor does not notify the Lender of its decision within 30 days of receiving a request for a consent to transfer, such consent will be deemed to have been granted.

(b) Any permitted transferee hereunder shall be treated as the Lender for all purposes of this Agreement and shall be entitled to the full benefit of this Agreement to the same extent as if it were an original party in respect of the rights or obligations transferred to it. Any other Transferee hereunder shall be entitled to the benefits of Clauses 9, 10, 15.4, 15.5, 15.6, 16 and 17(b) hereof.

19.4 DISCLOSURE OF INFORMATION: The Lender may, subject to the prior consent of the Borrower and the Guarantor, such consent not to be unreasonably withheld, disclose to a potential assignee or participant or any other person proposing to enter into contractual arrangements with it in relation to this Agreement such confidential information about the Borrower and the Guarantor and their respective subsidiaries as it may think fit. Further, the Lender can disclose any confidential information about the Guarantor and the Borrower which the Lender is required or requested to disclose by any applicable law or at the direction of any agency of state or regulatory body having the power to oversee any aspect of the business of the Lender or its source of funds.

REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

20.1 NO IMPLIED WAIVERS, REMEDIES CUMULATIVE: No failure on the part of the Lender to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

20.2 AMENDMENTS, WAIVERS AND CONSENTS: Any provision of this Agreement may be amended only if the Borrower, the Guarantor and the lender so agree in writing and any Event of Default, provision or breach of any provision of this Agreement may be waived before or after it occurs only if the Lender so agrees in writing.

COMMUNICATIONS

21.1 ADDRESSES: Each communication under or for the purpose of this Agreement shall be made by fax, by registered mail or by hand delivery in writing. Each communication or document to be delivered to the Borrower, the Guarantor or the Lender under or for the purpose of this Agreement shall be sent to that party at the fax number or address, and marked for the attention of the person (if any) designated by that party on the signature page of this Agreement or otherwise from time to time notified by such party to the other parties hereto.

21.2 DEEMED DELIVERY: Any communication to any person under this Agreement shall be deemed to be received by that person (if sent by fax) when despatched with confirmed answer back or (in any other case) when left at the address required by Clause 21.1 or 7 days after being put in the post (by registered mail if to another country) postage prepaid and addressed to it at that address.

21.3 LANGUAGE: All communications and documents shall either be in English or accompanied by a translation into English. If there is a conflict, the English translation shall prevail over the original language version.

PARTIAL INVALIDITY

22. The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

COUNTERPARTS

23. This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

GOVERNING LAW AND JURISDICTION

24.1 GOVERNING LAW: This Agreement shall be governed by and construed with the laws of England, without prejudice to any other rights or remedies available to the Lender under the laws of any jurisdiction where either Obligor or their respective assets may be found.

24.2 JURISDICTION: Each of the parties agrees that the courts of England shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement (Proceedings) and for such purposes and for the benefit of the other parties submits to the Jurisdiction of such courts. Each of the Obligors irrevocably waives any objection which it might have now or hereafter to such courts being nominated as the forum to hear and determine any Proceedings and agrees not to claim that any such court is not a convenient or appropriate forum.

24.3 SUBMISSIONS NOT TO AFFECT: The submissions in this Clause shall not affect the right of the Lender to take Proceedings in any other competent jurisdiction nor shall the taking of Proceedings in any jurisdiction preclude the Lender from taking Proceedings in any other competent jurisdiction.

24.4 CONSENT TO ENFORCEMENT: Each Obligor irrevocably and generally consents in respect of any Proceedings anywhere to the giving of any relief or the issue of any process in connection with those Proceedings including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of their use or intended use) of any order or judgment which may be made or given in those Proceedings, and agree that any final order or judgment shall be conclusive.

24.5 SERVICE OF PROCESS AND PROCESS AGENT: Each Obligor irrevocably consents to service of process or any other documents in connection with Proceedings in any court by facsimile transmission, personal service, delivery at any address specified in this Agreement or any other usual address, mail or in any other manner permitted by English law, the law of the place of service or the law of the jurisdiction where proceedings are instituted. Each Obligor shall at all times maintain an agent for service of process and any other documents in Proceedings in England or any other Proceedings in connection with this Agreement. If, following such a request, an Obligor fails to appoint such all agent, the Lender shall be entitled to appoint one on behalf of such Obligor. Any writ, judgment or other notice of legal process shall be sufficiently served on such Obligor if delivered to such agent at its address for the time being. Each Obligor irrevocably undertakes not to revoke the authority of such agent and if, for any reason, the Lender requests an Obligor to do so he shall promptly appoint another such agent with all address in England and advise the Lender.

24.6 WAIVER OF IMMUNITY: Each Obligor irrevocably agrees that, should any party take any Proceedings anywhere (whether for all injunction, specific performance, damages or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from those Proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, any such immunity being irrevocably waived. Each Obligor irrevocably agrees that it and its assets are, and shall be, subject to such Proceedings, attachment or execution in respect of its obligations under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

BORROWER:

AMKOR/ANAM PILIPINAS, INC.



By  /s/ Unreadable
  ---------------------------------
Title:
Name:

Address:             KM 22 East Service Road
                     South Superhighway
                     Muntinlupa, Metro Manila
                     Philippines

Telephone No.:       (63-2)  845 7215
Fax No.:             (63-2)  845-7275
Attention:           Mr. Danny D. Franklin

GUARANTOR:

ANAM INDUSTRIAL CO., LTD.


By  /s/ ILLEGIBLE
  --------------------------------
Title:
Name:

Address:             280-8,2-ka
                     Sungsu-dong
                     Sungdong-ku
                     Seoul
                     Korea

Telephone No.:       (822) 460-5179
Fax No.:             (822) 460-5127
Attention:           Mr. K. H. KIM



LENDER:

THE KOREA DEVELOPMENT BANK


By  /s/ ILLEGIBLE
  --------------------------------
Title:
Name:

Address:             10-2, Kwanchol-dong
                     Chongno-ku
                     (C.P.O. Box 28)
                     Seoul, Korea

Telephone No.:       (822) 398-6312
Fax No.:             (822) 723-0386
Attention:           Mgr. Int'l Loan Dept.

                                   SCHEDULE 1

                               NOTICE OF DRAWDOWN

To:      The Korea Development Bank
         10-2, Kwanchol-dong
         Chongno-ku
         (C.P.O. Box 28)
         Seoul, Korea

Attention: Mgr. Int'l Loan Dept.

VIA FAX: (822) 723-0386


Re:  US$55,000,000 Bridge Loan Agreement dated as of [  ] July 1997
-------------------------------------------------------------------

         We refer to the above agreement (the "Agreement") between ourselves as Borrower, Anam Industrial Co., Ltd as Guarantor and yourselves as Lender. Terms defined in the Agreement shall have the same meanings when used in this notice.

         We hereby give you our irrevocable notice that we wish to drawdown an Advance under the Agreement on ___________ 1997 (or, if that is not a Business Day, on the next Business Day).

         The proceeds of the Advance are to be made available by credit to
account number [           ] in favor of [       ] at [     ].

         We confirm that no Event of Default has occurred or will occur as a result of making the Advance **[, other than any waived in accordance with Clause 20.2 of the Agreement,] and that all the representations and warranties in Clause 12.1 **[, except to any extent waived in accordance with Clause 20.2,] are true and accurate on the date of this Notice as if made with reference to the facts and circumstances now prevailing.

Dated    [        ] 1997

AMKOR/ANAM PILIPINAS, INC.

By:____________________________________
Name:
Title:

** Those words in square brackets should be included in the notice only where applicable.

                                   SCHEDULE 2

                              CONDITIONS PRECEDENTS

1. a duly executed copy of the Borrower's certificate, substantially in the form of Schedule 3 hereto (together with all attachments thereto);

2. a duly executed copy of the Guarantor's certificate, substantially in the form of Schedule 4 hereto (together with all attachments thereto);

3. certified copies of all applications, approvals, registrations and consents (including, without limitation, all foreign exchange approvals, approval of the Central Bank of the Philippines (Central Bank) authorizing the execution, delivery and performance by the Borrower of this Agreement, the approval of the Central Bank approving the terms and conditions (including the Final Repayment Date) of an executed copy of this Agreement, and the municipal permits and licences from the Municipality of Muntinlupa, Metro Manila) as are required by the Borrower in order to enter into and perform this Agreement;

4. certified copies of all applications, approvals, registrations and consents (if any) as required by the Guarantor in order to enter into and perform this Agreement;

5. an acceptance letter addressed to the Lender from the process agent appointed by the Borrower and the Guarantor pursuant to Clause 24.5 of this Agreement;

6.   a list of the current directors and/or managers of the Borrower;

7. legal opinions of Messrs. SyCip Salazar in respect of Philippine law, Messrs. Kim & Chang in respect of Korean law, each in form and substance satisfactory to the Lender and an English legal opinion from Freshfields substantially in the form set out in Schedule 5; and

8.   such other documents as may be reasonably requested by the Lender.

                                   SCHEDULE 3

                         FORM OF CERTIFICATE OF BORROWER

To:      The Korea Development Bank

We, __________________ and _____ ______, Directors of Amkor/Anam Pilipinas, Inc. (the Company)

HEREBY CERTIFY that:

(a) attached hereto marked "A" are true and correct copies of all documents which contain or establish or relate to the constitution of the Company;

(b) attached hereto marked "B" is a true and correct copy of resolutions duly passed at meetings of the Board of Directors of the Company duly convened and held on [ ] 1997 at which a duly qualified quorum of the Directors was present for the purposes of approving and authorizing the signature, delivery and performance of the US$55,000,000 bridge loan agreement (the Loan Agreement) between the Company, Anam Industrial Co., Ltd and The Korea Development Bank and any fee letter pursuant to Clause 8.2 of the Loan Agreement and appointing the authorized officers whose specimen signatures are set out in this certificate; and such resolutions have not been amended, modified or revoked and are in full force and effect;

(c) neither the members nor the Directors of the Company have taken any action for the winding up of the Company and we have received no notice of any proceedings being instituted for the winding up, liquidation or appointment of a receiver in respect of all or any of the assets of the Company.

The following signatures are the true signatures of the persons who have been authorized to sign the Loan Agreement, any fee letter and to give notices and communications including each Notice of Drawdown pursuant to Clause 4 under or in connection with the Loan Agreement.


         NAME                       POSITION                     SIGNATURE
         ----                       --------                     ---------

----------------------       ----------------------       ----------------------

----------------------       ----------------------       ----------------------

----------------------       ----------------------       ----------------------


Signed: ________________________      ________________________
               Director                        Director

Date:  ____________ __,1997

                                   SCHEDULE 4

                      FORM OF CERTIFICATE OF THE GUARANTOR

TO:      The Korea Development Bank

We, __________________ and ___________, Directors of Anam Industrial Co., Ltd (the Guarantor)

HEREBY CERTIFY that:

(a) attached hereto marked "A" are true and correct copies of all documents which contain or establish or relate to the constitution of the Guarantor;

(b) attached hereto marked "B" is a true and correct copy of resolutions duly passed at meetings of the Board of Directors of the Guarantor duly convened and held on [ ] 1997 at which a duly qualified quorum of the Directors was present for the purposes of approving and authorising the signature, delivery and performance of US$55,000,000 bridge loan agreement (the Loan Agreement) between Amkor/Anam Pilipinas, Inc. as Borrower, the Guarantor and The Korea Development Bank as Lender and appointing the authorised officers whose specimen signatures are set out in this certificate; and such resolutions have not been amended, modified or revoked and are in full force and effect;

(c) attached hereto marked "C" is a certified copy of the Company Registry extracts concerning the Guarantor;

(d) neither the members nor the Directors of the Guarantor have taken any action for the winding up of the Guarantor and we have received no notice of any proceedings being instituted for the winding up, liquidation or appointment of a receiver in respect of all or any of the assets of the Guarantor.

The following signatures are the true signatures of the persons who have been authorised to sign the Loan Agreement and to give notices and communications, under or in connection therewith.

         NAME                       POSITION                     SIGNATURE
         ----                       --------                     ---------

----------------------       ----------------------       ----------------------

----------------------       ----------------------       ----------------------

----------------------       ----------------------       ----------------------


Signed: ________________________      ________________________
               Director                        Director

Date:  ____________ __,1997

                                   SCHEDULE 5

                           FRESHFIELDS' LEGAL OPINION


To:      The Korea Development Bank


                                                              Dated __ July 1997

                                                            Our Ref. RM/CJW/ECRH

Dear Sirs,

We refer to the Bridge Loan Agreement (the Loan Agreement) dated as of July 1997, made between (1) Amkor/Anam Pilipinas, Inc. (the Borrower), (2) Anam Industrial Co., Ltd. (the Guarantor), and (3) yourselves as Lender. We have been asked to give this opinion to you.

We have examined an executed copy of the Loan Agreement and relied upon the statements as to factual matters contained in or made pursuant to the Loan Agreement.

This opinion is confined to matters of English law. Accordingly, we express no opinion herein with regard to any system of law other than the laws of England as currently applied by the English courts. This opinion is to be governed by and construed in accordance with English law as at the date of this opinion.

In considering the Loan Agreement and in rendering this opinion we have with your consent and without any further enquiry assumed:

(a) the due incorporation and capacity of each of the Borrower and Guarantor under the laws of the Republic of the Philippines and the Republic of Korea, respectively,

(b) the genuineness of all signatures on, and the authenticity and completeness of, the Loan Agreement;

(c) that the Loan Agreement has been duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws (other than, in the case of the Borrower and the Guarantor, the laws of England); and

(d) that the Loan Agreement constitutes legal, valid and binding obligations of each of the parties thereto enforceable under all applicable laws (other than, in the case of the Borrower and the Guarantor, the laws of England).

To the extent that the laws of the Republic of Philippines or the laws of the Republic of Korea may be relevant to our opinion we have assumed the correctness of the opinions of Messrs. SyCip Salazar and Messrs. Kim & Chang, respectively and ________ exclusively thereon. We express ______ views on the validity of the matters set out in such opinion.

On the basis of and subject to, the foregoing and the qualifications and observations set out below and any matters not disclosed to us, and having regard to such considerations of English law in force as at the date of this letter as we consider relevant, we are of the opinion that:

(a) the obligations of the Borrower and the Guarantor under the Loan Agreement constitute legal, valid and binding obligations of the Borrower and the Guarantor, respectively enforceable by the Lender;

(b) no consents, licenses, approvals or authorisations of any governmental or other authority or agency in the United Kingdom are required by law in connection with the execution, delivery and performance of the Loan Agreement by the Borrower or the Guarantor;

(c) no filing or registration of the Loan Agreement is necessary under English law; and

(d) the choice of English law to govern the Loan Agreement will be recognised and upheld by the English courts.

This opinion is subject to the following qualifications:

1. Clause 15.3 of the Loan Agreement would be unenforceable if it were held to constitute a penalty and not a genuine and reasonable pre-estimate of the damage likely to be suffered as a result of the default in payment of the amount in question. We express no opinion on whether such provision does constitute such a genuine and reasonable pre-estimate.

2. In some circumstances the court would not give effect to clause 22 of the Loan Agreement, in particular if to do so would not accord with public policy or would involve the court in making a new contract for the parties.

3. A determination, calculation or certificate by you as to any matter provided for in the Loan Agreement might in certain circumstances be held by the court not to be final, conclusive and binding (for example, if it could be shown to have any unreasonable or arbitrary basis) notwithstanding that the Loan Agreement provides that it is to be so.

4. English courts can give judgments in a currency other than sterling if, subject to the terms of the contract, it is the currency which most truly expresses the plaintiff's loss, but such judgments may be required to be converted into sterling for enforcement purposes.

5. This opinion is not to be taken to imply that an English court will necessarily grant any remedy, the availability of which is subject to equitable considerations of which is otherwise in the discretion of the court. In particular orders for specific performance and injunctions are, in general, discretionary remedies under English law and specific performance is not available where damages are considered by the court to be an adequate alternative remedy.

6. An English court might not enforce a provision of the Loan Agreement which is or becomes illegal by the law of a foreign jurisdiction in which it is to be performed or contrary to exchange control regulations of a foreign jurisdiction.

7. Claims under the Loan Agreement may become barred under the Limitation Act 1980 or the Foreign Limitation Periods Act 1984 or may be or become subject to the defense of set-off or to counterclaim.

8. The enforcement of obligations under the Loan Agreement may be limited by the provisions of English law applicable to agreements held to have been frustrated by events happening after their execution.

9. The choice of English law to govern the Loan Agreement would not be recognised or upheld if there were reasons for avoiding the choice of law on the grounds that its application would be manifestly incompatible with public policy. The choice of English law would not be upheld, for example, if it was made with the intention of evading the law of the jurisdiction with which the contract had its most substantial connection and which, in the absence of English law, would have invalidated the contract or been inconsistent therewith.

10. An English court has power to stay all action where it is shown that there is some other forum, having competent jurisdiction, which is more appropriate for the trial of the action and in which the case can be tried more suitably for the interests of all the parties and the ends of justice.

11. An English court may refuse to give effect to any provision of the Loan Agreement (i) for the payment of expenses in respect of the costs of enforcement (actual or contemplated) or of unsuccessful litigation brought before an English court or where the court has itself made an order for costs or (ii) which would involve the enforcement of foreign revenue or penal laws.

12. Under the rules of procedure applicable, an English court may, at its discretion, order a plaintiff in an action, being a party who is not ordinarily resident in some part of the United Kingdom, to provide security for costs.

13. A participant in the Loan Agreement will not be able to enforce any of its rights under the Loan Agreement, including, without limitation, clause 19.3(b) of the Loan Agreement directly against the Borrower.

14. The above opinion is subject to all applicable laws affecting creditors' rights generally in the event of the insolvency, bankruptcy, reorganisation or liquidation of any party to the transaction.

We should also like to make the following observations in relation to the opinion expressed above.

(a) An English Court is likely to construe very restrictively the provisions of clause 14.6 of the Loan Agreement.

(b) If, notwithstanding the provisions of the Loan Agreement, the Borrower or the Guarantor failed to maintain an agent for service of process in England, it would be necessary to initiate any legal proceedings in England by serving a writ outside the jurisdiction and, for this purpose, the leave of the court (as to which the court has a discretion) would have to be obtained;

(c) We express no view on any provision requiring written amendments or waivers in so far as such provision suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon or granted by or between the parties or implied by the course of conduct of the parties; and

(d) It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts including statements of foreign law contained in or relevant to the Loan Agreement.

This opinion is given for your benefit only in relation to the Loan Agreement and may not be disclosed to or relied upon by anyone else or by you for any other purpose.

Yours faithfully,

                                   SCHEDULE 6

             LIST OF ENCUMBRANCES/SECURITY INTERESTS OUTSTANDING OF
                     BORROWER AND THE BORROWER'S AFFILIATES


1. Mortgage Trust Indenture between Amkor/Anam Pilipinas, Inc. (AAPI) and Philippine Commercial International Bank - Trust Services (PCIB) as Trustee dated 29 July 1992 for a P315,000,000 loan (increased or decreased from time to time depending on availments with participating banks) secured by fixed assets of API

2. Mortgage Trust Indenture between Amkor/Anam Advanced Packaging, Inc. and AAPI Realty Corporation and PCIB as Trustee on loans obtained by AAPI in the amount of P281,500,000 (increased or decreased from time to time depending on availments with participating banks) secured by fixed assets of Amkor/Anam Advanced Packaging, Inc. and real estate mortgages in favor of PCIB on properties owned by AAPI Realty Corporation at Binan, Laguna.

3. US$20,000,000 loan between AAPI and Philippine National Bank secured by various machineries and equipment owned by Automated MicroElectronics, Inc.

                                   SCHEDULE 7

               LIST OF INDEBTEDNESS OF THE BORROWER, THE GUARANTOR
                          AND THE BORROWER'S AFFILIATES


A.  BORROWER


         NAME OF BANK                                                     AMOUNT
         ------------                                                 -------------
SHORT TERM LOANS

ABN-AMRO                                                               5,000,000.00
ALLIED BANK                                                            9,900,000.00
ARAB BANK                                                             10,000,000.00
ASIAN BANK                                                            12,000,000.00
ASIATRUST                                                                750,000.00
BANCO DE ORO                                                             500,000.00
BANGKOK BANK                                                           1,000,000.00
BANQUE NATIONALE DE PARIS                                              4,000,000.00
BANK OF THE PHILIPPINE ISLANDS                                        16,600,000.00
CITIBANK                                                               5,000,000.00
COCOBANK                                                               1,800,000.00
CREDIT LYONNAIS                                                        3,000,000.00
EAST-WEST BANK                                                         4,000,000.00
EXPORT BANK                                                            6,000,000.00
FAREAST BANK                                                           4,975,000.00
HONGKONG BANK                                                          1,000,000.00
KREDIET BANK                                                           3,000,000.00
LAND BANK                                                              9,800,000.00
METROBANK                                                             23,300,000.00
MULTINATIONAL INVESTMENT BANK CORP                                     2,000,000.00
PBCOM                                                                  2,000,000.00
PCIB                                                                  25,750,000.00
PNB                                                                    5,000,000.00
SOLID BANK                                                             3,000,000.00
STANDARD CHARTERED BANK                                                  950,000.00
UNION BANK                                                             4,400,000.00
WESTMONT BANK                                                          2,400,000.00
PENTA CAPITAL                                                            380,228.14
                                                                     --------------
SUB-TOTAL                                                            167,505,228.14
                                                                     ==============

LONG TERM LOANS

BPI                                                                   3,625,000.00
PCIB                                                                  5,925,542.53
CHO HUNG, FINANCE LTD.                                               40,000,000.00
KDB ASIA LIMITED                                                    121,250,000.00
PNB                                                                  20,000,000.00
                                                                    --------------
                                                                    190,800,542.53
                                                                    --------------

B.       BORROWER'S AFFILIATES:

1.       AUTOMATED MICROELECTRONICS, INC.

         EXPORT BANK                                                    750,000.00
                                                                    --------------
2.       AMKOR/ANAM ADVANCED PACKAGING, INC.

         EXPORT BANK                                                    750,000.00
                                                                    --------------
GRAND TOTAL                                                         359,805,770.87
                                                                    ==============

C.       GUARANTOR

                                                     *1 USD = 888,10 Korean Won
                                              ---------------------------------------
NAME OF BANK                                   AMOUNT (WON)              AMOUNT (USD)
------------                                  --------------            -------------
SHORT TERM LOANS (KW);

         SEOUL BANK                            5,000,000,000             5,629,996.62
         SHINHAN BANK                         10,000,000,000            11,259,993.24
         ROYAL BANK OF CANADA                  2,000,000,000             2,251,998.65
         CITIBANK                                400,000,000               450,399.73
         SHINHAN MERCHANT BANK                20,000,000,000            22,519,986.49
         FIRST NAT'L BANK OF CHICAGO           2,000,000,000             2,251,998.65
         SUB TOTAL                            39,400,000,000            44,364,373.38

LONG TERM LOANS (KW);

         KOREA DEVELOPMENT BANK              114,449,870,000           128,870,476.30
         CHOHUNG BANK                        161,931,400,000           182,334,647.00
         COMMERCIAL BANK OF KOREA              2,340,980,000             2,635,941.90
         HOUSING BANK OF KOREA                 1,498,000,000             1,686,746.99
         SHINHAN BANK                         66,658,000,000            75,056,862.97
         KOREA TECHNOLOGY BANK                 1,072,000,000             1,207,071.28
         SUB TOTAL                           347,950,250,000           391,791,746.42

SHORT TERM LOANS (US$);

         KOREA DEVELOPMENT BANK                                         12,639,100.00
         KOREA EXCHANGE BANK                                            87,359,550.00
         CHOHUNG BANK                                                  107,928,700.00
         COMMERCIAL BANK OF KOREA                                       16,178,199.00
         HANIL BANK                                                     14,418,000.00
         SEOUL BANK                                                     17,355,000.00
         ARAB BANK                                                       8,398,950.00
         KWANGJU BANK                                                    1,639,674.00
         SHINHAN BANK                                                   54,363,150.00
         ROYAL BANK OF CANADA                                            9,034,450.00
         BANK OF AMERICA                                                20,997,400.00
         BANQUE OF NATIONALE DE PARIS                                   16,671,100.00
         FIRST NAT'L BANK OF CHICAGO                                    27,703,950.00
         CREDIT LYONNAIS BANK                                           25,938,150.00
         CHASE MANHATTAN BANK                                           33,755,900.00
         SUB TOTAL                                                     454,381,273.00

LONG TERM LOANS (US$);
         SEOUL BANK                                                 699,000.00
         KOREA EXCHANGE BANK                                     16,139,400.00
         CHOHUNG BANK                                             2,410,000.00
         SHINHAN BANK                                            11,320,000.00
         KOREA DEVELOPMENT BANK                                  57,005,698.61
         KOREA MERCHANT BANK                                     12,860,046.45
         CREDIT LYONNAIS BANK                                     7,798,566.15
         SUB TOTAL                                              108,232,711.21

LONG TERM LOANS (LEASE);

         HYUNDAI INT'L MERCHANT BANK                             41,057,370.75
         KOREA DEVELOPMENT LEASING BANK                          10,127,524.32
         KOREA MERCHANT BANK                                     10,609,400.99
         KYUNGSOO MERCHANT BANK                                  18,985,109.18
         KUMHO MERCHANT BANK                                     30,562,128.32
         KOREA INDUSTRIAL LEASING CO., LTD                        9,908,391.49
         ASEA MERCHANT BANK                                      29,284,181.42
         SHINHAN MERCHANT BANK                                    6,736,460.33
         KOREA EXCHANGE LEASING CO., LTD.                        18,245,447.00
         SUB TOTAL                                              175,516,013.80

GRAND TOTALS                                                 $1,174,286,117.82